Exhibit (h)(i)(xxxii)

EXECUTION VERSION

AMENDMENT TO FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment to Fund Administration and Accounting Agreement (this “Amendment”), effective as of April 28, 2023, is made by and among Matthews International Funds d/b/a Matthews Asia Funds, a Delaware statutory trust (the “Trust”), the Bank of New York Mellon, a New York corporation authorized to do a banking business (“BNY Mellon”), and Matthews International Capital Management, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“MICM,” and together with the Trust and BNY Mellon, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Fund Administration and Accounting Agreement, dated as of July 1, 2022, as amended from time to time, by and among the Trust, BNY Mellon and MICM (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein BNY Mellon agreed to provide certain fund administration and accounting services to certain series of the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of one separate series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. The addition of the Matthews Korea Active ETF, as set forth on the attached amended Exhibit A.

2. The Agreement will otherwise remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Exhibit A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

THE BANK OF NEW YORK MELLON		MATTHEWS INTERNATIONAL FUNDS d/b/a MATTHEWS ASIA FUNDS

By:	/s/ Nicole Fouron	By:	/s/ John P. McGowan
Name:	Nicole Fouron	Name:	John P. McGowan
Title:	Managing Director	Title:	Vice President and Secretary
Date:	April 24, 2023	Date:	April 28, 2023

MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ James Cooper Abbott
Name:	James Cooper Abbott
Title:	Chief Executive Officer
Date:	April 28, 2023

Exhibit A

Funds

Matthews Emerging Markets Equity Active ETF

Matthews Asia Innovators Active ETF

Matthews China Active ETF

Matthews Emerging Markets ex China Active ETF

Matthews Korea Active ETF